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                                                                    EXHIBIT 10.7

               FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


         This Amendment (this "Amendment") is made as of April 25, 1995 by and between Toreador Royalty Corporation, a Delaware corporation (the "Company"), acting by and through J. W. Bullion, Secretary of the Company, who has been authorized by the Board of Directors to execute this Amendment, and Peter R. Vig (the "Executive") and amends that certain Executive Employment Agreement made as of August 1, 1990 by and between the Company and the Executive, as amended by that certain First Amendment to Executive Employment Agreement made as of July 30, 1992, that certain Second Amendment to Executive Employment Agreement made as of December 27, 1993 and that certain Third Amendment to Executive Employment Agreement made as of September 8, 1994 ("the Employment Agreement"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Employment Agreement.

         WHEREAS, the Company desires to continue to employ the Executive pursuant to the terms of the Employment Agreement and the Executive is willing to continue to render his service to the Company on the terms and conditions with respect to such employment set forth therein;

         WHEREAS, the Company and the Executive desire to clarify subparagraph 11(a) of the Employment Agreement to expressly refer to the Executive's current base salary of $200,000, instead of his 1990 base salary of $180,000;

         WHEREAS, subparagraph 15(a) of the Employment Agreement provides that for purposes of the Employment Agreement, the Executive shall have resigned with cause if "a Change of Control of the Company has occurred and the Executive resigns his employment with the Company within thirty (30) days after the date on which such Change of Control occurred";

         WHEREAS, if the Executive resigns with cause he shall be paid a lump sum cash payment on the date of termination of employment in an amount equal to two years' annual base salary;

         WHEREAS, the filing of the Schedule 13D on April 7, 1995 by Dane, Falb, Stone & Co., Inc. and others forming a group ("Dane, Falb") constituted a Change in Control; and

         WHEREAS, the Board of Directors and the Executive believe it to be in the best interest of the Company to extend the period of time in subparagraph 15(a) with respect to the Change of Control resulting from the filing of the Dane, Falb group's Schedule 13D;

         NOW, THEREFORE, in consideration of the premises and mutual terms and conditions hereof the Company and the Executive hereby agree:

                 1. To amend Section 11(a) of the Employment Agreement to read in its entirety as follows:
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                          (a)     The Company shall pay to the Executive
                 a lump sum cash payment payable on the date of termination of employment in an amount equal to the annual base salary of the Executive which would have been payable to the Executive from the date of termination to the expiration date of the term of this Agreement or an amount equal to the annual base salary of the Executive ($200,000) whichever is the larger amount, if the Company discharges the Executive without cause, but if the Executive resigns for cause he shall be paid a lump sum cash payment payable on the date of termination of employment in an amount equal to two (2) years' annual base salary ($400,000), which amount shall be inclusive of the remainder of the term of this Agreement.

                 2. With respect to the Change of Control resulting from the filing of Dane, Falb's Schedule 13D, the period of thirty (30) days referred to in Section 15(a) of the Employment Agreement is increased to one hundred eighty (180) days.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date and year first written above.

                                        COMPANY:

                                        TOREADOR ROYALTY CORPORATION


                                        By: /s/ J.W. Bullion
                                            -----------------------------------
                                            J.W. Bullion, Secretary

                                        EXECUTIVE:

                                        /s/ Peter R. Vig
                                        ---------------------------------------
                                        Peter R. Vig


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